UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 4, 2010

XO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30900	54-1983517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13865 Sunrise Valley Drive
Herndon, Virginia 20171
(Address of Principal Executive Offices)

(703) 547-2000
(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2010, Keith Meister resigned from the Board of Directors of XO Holdings, Inc. (the “Company”) in order to pursue other opportunities.

On August 10, 2010, the Board of Directors of the Company, pursuant to the Company’s Bylaws, elected Daniel A. Ninivaggi to fill the vacancy created by Mr. Meister’s resignation.  Mr. Ninivaggi has been named to the compensation committee of the Board of Directors.   Mr. Ninivaggi has served as President of Icahn Enterprises L.P. and its general partner, Icahn Enterprises G.P. Inc.,  since April 1, 2010, and as  Principal Executive Officer since August 4, 2010.   Icahn Enterprises L.P. is a diversified holding company engaged in seven primary business segments: Investment Management, Automotive, Metals, Real Estate, Home Fashion, Railcar and Food Packaging.  Mr. Ninivaggi previously served in various executive positions with Lear Corporation, a leading global supplier of automotive seating and electrical power management systems, from 2003 through July 2009.  Prior to that, Mr. Ninivaggi was a Partner at the law firm of Winston & Strawn LLP, specializing in mergers and acquisitions and corporate finance, where he also served as Of Counsel from July 2009 through March 2010.  Mr. Ninivaggi also serves as a director of CIT Group Inc. and Federal-Mogul Corp.  Mr. Ninivaggi received a Bachelor of Arts degree from Columbia University, a Master of Business Administration from the University of Chicago Graduate School of Business, and a law degree from Stanford Law School.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO HOLDINGS, INC.
By:	/ s/ Laura W. Thomas
	Name:	Laura W. Thomas
	Title:	Senior Vice President and Chief Financial Officer

Date: August 10, 2010